Exhibit 10.10

FORM OF RESTRICTED STOCK UNIT AWARD AGREEMENT

WITH RESPECT TO SHARES OF

FECR RAIL CORP.

This Restricted Stock Unit Award Agreement (this “RSU Agreement”), is entered into as of             , by and among FECR Rail Corp, a Delaware corporation (the “Company”), Florida East Coast Railway L.L.C., a Florida limited liability company (the “Railway LLC”), and              (the “Grantee”). Capitalized terms not defined herein where they first occur shall have the meaning ascribed to them in the last Section hereof.

1. Grant of Restricted Stock Units. The Company hereby grants to the Grantee, as of the date hereof (the “Grant Date”),              restricted stock units (the “RSUs”) with respect to shares of the common stock, par value $0.01, of the Company (“FECR Shares”), subject to all of the terms and conditions of this RSU Agreement.

2. Form and Time of Payment.

(a) Subject to all the provisions of this RSU Agreement, each RSU granted hereunder shall represent the right to receive FECR Shares having a fair market value equal to the fair market value of one common unit (hereinafter a “FECR Holding LLC Interest”) of FECR Rail Holding LLC or any successor thereto (“FECR Holding LLC”), or, if the Company is prohibited at the relevant time by a credit or similar agreement from issuing equity securities to any persons or entities other than FECR Holding LLC, FECR Rail LLC (“FECR LLC”), and the Fortress Entities, one FECR Holding LLC Interest (in each case, as determined by the Board of Directors of the Company (the “Board”), in its good faith discretion). Notwithstanding the foregoing, (i) no fractional FECR Shares shall be issued hereunder, and (ii) where, absent this restriction, the Grantee would be entitled to receive a fractional FECR Share hereunder, the Grantee shall instead be entitled to receive cash in an amount equal to the value of such fractional share payable at such time that the fractional share would have otherwise been paid.

(b) The property required to be delivered pursuant to this Section 2 shall be delivered to the Grantee as soon as practicable after the relevant portion of the RSU grant becomes vested and nonforfeitable in accordance with the vesting schedule and provisions set forth in Exhibit A hereto, in settlement of the RSUs comprising such vested portion, but in no event later than two and one-half (2- 1/2) months following the end of the calendar year in which such portion becomes vested and nonforfeitable (even if a termination of employment occurs after vesting and before delivery).

3. Restrictions.

(a) The RSUs and their related DERs (as defined in Section 4 hereof) may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered and shall be subject to a risk of forfeiture as described in Sections 3(b) and 4(c), respectively, until the vesting requirements and any additional requirements or restrictions contained in this RSU Agreement have been satisfied, terminated or expressly waived by the Company in writing. Unless the Company determines otherwise, upon any attempt by the Grantee to transfer any RSUs or their related DERs or any other rights in respect of RSUs, before the lapse of such restrictions, such RSUs, related DERs and all of the rights related thereto, shall be immediately forfeited by the Grantee without payment of any consideration.

(b) Except as otherwise provided in Exhibit A hereto, if Grantee’s employment with the Company or Railway LLC is terminated for any reason (including, without limitation, the death or Disability of the Grantee), then this RSU Agreement shall terminate and all rights of the Grantee with respect to RSUs that have not vested shall immediately terminate. Except as otherwise provided in Exhibit A hereto, the RSUs that are subject to restrictions upon the date the Grantee’s services are terminated shall be forfeited without payment of any consideration, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such RSUs.

4. No Shareholder Rights; Contingent Dividend Equivalent Rights. Except as provided in this Section 4, Grantee shall have no rights of a shareholder or equityholder (including, without limitation, voting rights) under this RSU Agreement unless and until FECR Shares or FECR Holding LLC Interests are delivered to the Grantee following vesting of Grantee’s RSUs.

(a) Dividend Equivalent Rights. Subject to the terms and conditions of this Agreement, the Company hereby grants a “Dividend Equivalent Right” (or “DER”) to the Grantee with respect to each RSU granted hereunder (the “Related RSU”) and the notional FECR Holding LLC Interests underlying such RSU. Subject to those terms and conditions, the DERs granted hereunder give the Grantee the right to receive cash payments (the “DER Payments”) on each date during the “DER Term” (defined below) on which a dividend is paid with respect to the notional FECR Holding LLC Interests underlying the related RSUs (each such date, a “DER Payment Date”). The amount of each DER Payment shall be an amount equal to (i) the number of notional FECR Holding LLC Interests underlying the Related RSUs on the DER Payment Date, multiplied by (ii) the “Per Share Dividend Amount” (defined below) applicable to the relevant dividend payment date for FECR Holding LLC Interests. No interest or other earnings will be credited with respect to the DERs.

(i) “DER Term” means, with respect to a Related RSU, the period commencing as of the date hereof and ending on the earliest of (i) the date the Grantee’s employment with the Company, Railway LLC or a subsidiary or affiliate terminates for any reason, or (ii) the date on which delivery is made with respect to the vesting of the Related RSU, or (iii) the date on which the Related RSU is forfeited.

(ii) “Per Share Dividend Amount” means the amount per share of any ordinary dividend paid during the DER Term which is paid to the holders of FECR Holding LLC Interests (as declared from time to time by the Board of Managers of FECR Holding LLC).

(b) Continuance of Services Required. The Grantee’s continued employment with the Company, Railway LLC or a subsidiary or affiliate through each DER Payment Date is a condition to the Grantee’s receipt of that particular DER Payment and the Grantee’s continued rights and benefits under the DERs.

(c) Effect of Termination of Employment on Payment or Forfeiture of the Related RSUs. If the Grantee’s employment with the Company, Railway LLC or a subsidiary or affiliate terminates before a DER Payment Date hereunder (regardless of the reason for such termination of such employment, whether with or without Cause, voluntarily or involuntarily, or due to death or Disability), the DERs shall terminate and be extinguished and forfeited upon the date of termination and no DER Payment shall be made with respect to the relevant DER Payment Date or any subsequent DER Payment Date. If a portion or all of the Related RSUs become vested and delivery is made with respect to such vested Related RSUs (or a portion or all of the Related RSUS are forfeited prior to becoming vested), the DERs with respect to such portion or all of the Related RSUs shall terminate and be extinguished and forfeited upon the first to occur of the date on which the Related RSUs are forfeited or the date on which delivery with respect to the Related RSUs is made, and no DER Payment with respect to such DERs shall be made after such date.

5. Legend on Certificates. Each certificate issued to the Grantee upon written request to the Company or FECR Holding LLC (as applicable) representing Issued Securities issued hereunder shall bear the following (or substantially equivalent) legends on the face or reverse side thereof:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RESTRICTED STOCK UNIT AWARD AGREEMENT DATED AS OF             , BETWEEN              AND FECR RAIL CORP., A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF [entity to be inserted], AND THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE VOTED, TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH VOTING, TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF SUCH AGREEMENT.

Any security certificate issued at any time in exchange or substitution for any certificates bearing such legends (except a new certificate issued upon the completion of a public distribution of Issued Securities represented thereby) shall also bear such (or substantially equivalent) legends, unless the Issued Securities represented by such certificate are no longer subject to the provisions of this RSU Agreement and, in the opinion of counsel for the Company or FECR Holding LLC, as applicable, the Issued Securities represented thereby need no longer be subject to restrictions pursuant to the Act or applicable state securities law. The Company and FECR Holding LLC shall not be required to transfer on their books any certificate for Issued Securities in violation of the provisions of this RSU Agreement.

6. Restrictive Covenants. The Grantee acknowledges that, as part of Grantee’s employment by the Company, Railway LLC or a subsidiary or affiliate, the Grantee shall have access to secret and confidential information, knowledge or data relating to the Company and its affiliates, and their respective businesses, and will meet and develop relationships with potential and existing suppliers, financing sources, clients, customers and employees of the Company and its affiliates.

(a) Noncompetition; Nonsolicitation. The Grantee agrees that during the period of Grantee’s employment by the Company, Railway LLC or a subsidiary or affiliate, and for a period of one (1) year period immediately following termination of such employment (whether or not for Cause), the Grantee shall not:

(i) directly or indirectly (whether as principal, agent, independent contractor, partner, member, manager, officer, director or otherwise) own, manage, operate, control, participate in, perform services for, make any investment in or otherwise carry on, any business engaged in the operation of short-line railroads anywhere in North America that has revenues of at least $200 million per year; or

(ii) directly or indirectly, engage in the recruiting, soliciting or inducing of any nonclerical employee of the Company or its affiliates to terminate their employment with, or otherwise cease their relationship with, the Company or any of its affiliates, or in hiring or assisting another Person to hire any nonclerical employee of the Company or any of its affiliates or any Person who within six months before had been a nonclerical employee of the Company or any of its affiliates and was recruited or solicited for such employment or other retention while an employee of the Company or any of its affiliates (other than any of the foregoing activities engaged in with the prior written approval of the Company); or

(iii) directly or indirectly solicit, induce or encourage or attempt to persuade any agent, consultant, supplier or customer of the Company or any affiliate of the Company to terminate such agency or business relationship.

Nothing contained in this Agreement shall limit or otherwise affect the ability of the Grantee to own not more than one percent (1.0%) of the outstanding equity interest of any entity that is engaged in a business competitive with the Company or any of its affiliates, provided that such investment is a passive investment and such Grantee is not directly or indirectly involved in the management or operation of such business or otherwise providing consulting services to such business.

(b) Disparaging Comments. The Grantee agrees that during the term of Grantee’s employment by the Company, Railway LLC or a subsidiary or affiliate, and thereafter, the Grantee shall not make any disparaging or defamatory comments regarding the Company, FECR Holding LLC, or any of its affiliates or, after termination of that employment relationship, make any comments concerning any aspect of the termination of their relationship. The obligations of the Grantee under this paragraph shall not apply to disclosures required by applicable law, regulation or order of any court or governmental agency.

Nothing contained in this Section 6 shall limit any common law or statutory obligation that the Grantee may have to the Company or any of its affiliates. For purposes of this Section 6, “the Company” refers to the Company and any incorporated or unincorporated affiliates of the Company, including any successor to the Company.

(c) Confidentiality Covenant. During the term of the Grantee’s employment by the Company, Railway LLC or a subsidiary or affiliate and thereafter, the Grantee will hold and keep confidential all secret and confidential information, knowledge or data relating to the Company and its affiliates, and their respective businesses, including any confidential information as to customers of the Company, Railway LLC and its affiliates (i) obtained by the Grantee while providing services to the Company, Railway LLC or its affiliates and (ii) not otherwise public knowledge or known within the applicable industry. The Grantee shall not, without prior written consent of the Company, unless compelled pursuant to the order of a court or other governmental or legal body having jurisdiction over such matter, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In the event the Grantee is compelled by order of a court or other governmental or legal body to communicate or divulge any such information, knowledge or data to anyone other than the foregoing, the Grantee will promptly notify the Company of any such order and will cooperate fully with the Company in protecting such information to the extent possible under applicable law. Upon termination of the Grantee’s employment by the Company, Railway LLC or a subsidiary or affiliate, or at any time as the Company may request, the Grantee will promptly deliver to the Company, as requested, all documents (whether prepared by the Company, an affiliate of the Company, the Grantee or a third party) relating to the Company, an affiliate of the Company or any of their businesses or property which the Grantee may possess or have under the Grantee’s direction or control.

(d) Acknowledgment. The Grantee agrees and acknowledges that each restrictive covenant in this Section 6 is reasonable as to duration, terms and geographical area and that the same protects the legitimate interests of the Company, Railway LLC and its affiliates, imposes no undue hardship on the Grantee, is not injurious to the public, and that, notwithstanding any provision in this RSU Agreement to the contrary, any violation of this restrictive covenant shall be specifically enforceable in any court of competent jurisdiction. The Grantee agrees and acknowledges that a portion of the compensation provided to the Grantee under this RSU Agreement will be provided in consideration of the covenants contained in this Section 6, the sufficiency of which consideration is hereby acknowledged. If any provision of this Section 6 as applied to the Grantee or to any circumstance is adjudged by a court with competent jurisdiction to be invalid or unenforceable, the same shall in no way affect any other circumstance or the validity or enforceability of any other provisions of this Section 6. If the scope of any such provision, or any part thereof, is too broad to permit enforcement of such provision to its full extent, the Grantee agrees that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced. The Grantee agrees and acknowledges that the breach of this Section 6 will cause irreparable injury to the Company and Railway LLC upon breach of any provision of this Section 6, the Company or Railway LLC shall be entitled to injunctive relief, specific performance or other equitable relief by any court with competent jurisdiction without the need to prove the inadequacy of monetary damages or post a bond; provided, however, that this shall in no way limit any other remedies which the Company or Railway LLC may have (including, without limitation, the right to seek monetary damages). Each of the covenants in this Section 6 shall be construed as an agreement independent of any other provisions in this RSU Agreement.

7. No Rights to Continuation of Employment Relationship. Nothing in this RSU Agreement shall confer upon the Grantee any right to continue employment with the Company, Railway LLC or any respective subsidiary thereof or shall interfere with or restrict the right of the Company, Railway LLC or the respective shareholders thereof (or of a subsidiary or its shareholders, as the case may be) to terminate the Grantee’s employment any time for any reason whatsoever, with or without Cause.

8. Tax Withholding. It is intended that the Grantee shall be solely responsible for the withholding and/or payment of any federal, state, local or other taxes, including but not limited to, estimated taxes and self-employment taxes, as well as any interest or penalties that may be assessed, imposed or incurred as a result of the compensation paid under this RSU Agreement. The Grantee may satisfy such obligation by (i) making a cash payment to the Company equal to the amount of such taxes, (ii) instructing the Company to deduct a number of FECR Shares or FECR Holding LLC Interests, as applicable, otherwise issuable in respect of the RSUs with a fair market value equal to the amount of such taxes or (iii) any other method acceptable to the Company.

9. Section 409A Compliance and Equitable Adjustments. The intent of the parties is that payments and benefits under this RSU Agreement comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) to the extent subject thereto, and, accordingly, to the maximum extent permitted, this RSU Agreement shall be interpreted and be administered to be in compliance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Grantee shall not be considered to have separated from service with the Company for purposes of this RSU Agreement and no payment shall be due to the Grantee under this RSU Agreement on account of a separation from service until the Grantee would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A of the Code. Any payments described in this RSU Agreement that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in this RSU Agreement, to the extent that any RSUs are payable upon a separation from service and such payment would result in the imposition of any individual excise tax and late interest charges imposed under Section 409A of the Code, the settlement and payment of such awards shall instead be made on the first business day after the date that is six (6) months following such separation from service (or death, if earlier). In the event of an FECR Change in Capitalization, the Board shall make such equitable changes or adjustments as it deems necessary or appropriate to the number and kind of securities or other property (including cash) which may become payable in respect of outstanding RSUs and related DERs hereunder.

10. Governing Law; Venue. This RSU Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choices of laws, of the State of Delaware applicable to agreements made and to be performed wholly within the State of Delaware. Except as set forth in the second sentence of Section 19(e), any legal action, suit or proceeding arising out of or in connection with this RSU Agreement shall be brought in the United States District Court for the Middle District of Florida or in the courts of the State of Florida (in each case applying the laws of the State of Delaware).

11. RSU Agreement Binding on Successors. The terms of this RSU Agreement shall be binding upon Grantee and upon Grantee’s heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest, and upon the Company and its successors and assignees.

12. No Assignment. Notwithstanding anything to the contrary in this RSU Agreement, neither this RSU Agreement nor any rights granted herein shall be assignable by Grantee.

13. Necessary Acts. Grantee hereby agrees to perform all acts, and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this RSU Agreement, including but not limited to all acts and documents related to compliance with federal and/or state securities and/or tax laws.

14. Severability. Should any provision of this RSU Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this RSU Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original RSU Agreement. Moreover, if one or more of the provisions contained in this RSU Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, in lieu of severing such unenforceable provision, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by such judicial body shall not affect the enforceability of such provisions or provisions in any other jurisdiction.

15. Entire Agreement. This RSU Agreement contains the entire agreement and understanding among the parties as to the subject matter hereof and supersedes any prior contracts, understandings, discussions and agreements relating to the subject matter hereof.

16. Headings. Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or descriptive of the contents of any such Section.

17. Counterparts. This RSU Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

18. Amendment. No amendment or modification hereof shall be valid unless it shall be in writing and signed by both parties hereto.

19. Definitions. For purposes of this RSU Agreement:

(a) “Act” means the Securities Act of 1933, as amended.

(b) An “affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. For the purpose of this definition, RailAmerica, Inc. and its subsidiaries shall be considered affiliates of the Company and Railway LLC.

(c) “Applicable Securities” means outstanding equity securities of the Company or FECR Holding LLC, as the case may be and as the context requires.

(d) “Beneficial Owner” (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.

(e) “Cause” shall have the meaning set forth in the Employment Agreement.

(f) “Disability” shall have the meaning set forth in the Employment Agreement.

(g) “Employment Agreement” means the Employment Agreement, by and among the Grantee, the Company and Railway LLC, dated as of                          , 2010.

(h) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(i) “FECR Change in Capitalization” means any (i) merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (ii) dividend (whether in the form of cash, stock, or other property), stock split or reverse stock split, (iii) combination or exchange of shares, (iv) other change in corporate structure or (v) declaration of a special dividend (including a cash dividend) or other distribution, with respect to the Company, FECR LLC, or FECR Holding LLC or any of their respective affiliates which, in any such case, the Board determines, in its discretion, affects FECR Shares, the equity interests of FECR LLC, or FECR Holding LLC Interests, such that an equitable adjustment pursuant to Section 9 hereof is required.

(j) “Fortress Entity” shall have the meaning set forth in the Employment Agreement.

(k) “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

IN WITNESS WHEREOF, the parties hereto have executed this RSU Agreement as of the date set forth above.

FECR RAIL CORP.

By:
Name:
Title:

FLORIDA EAST COAST RAILWAY L.L.C.

By:
Name:
Title:

GRANTEE

Grantee

[Signature Page to FECR RSU Agreement]

EXHIBIT A

Subject to the provisions set forth below, on each date in the column captioned “Vesting Date” (each such date, a “Vesting Date”), a percentage of the originally granted RSUs (rounded down to the nearest whole number of RSUs on the first four Vesting Dates) shall vest and become nonforfeitable as follows:

Vesting Date	Percentage of Granted RSUs Vesting

subject in each case to the Grantee continuing employment with the Company, or a subsidiary of the Company through the relevant Vesting Date.

Notwithstanding Section 3(b) of the RSU Agreement and the foregoing provisions of this Exhibit A, the RSUs shall be subject to accelerated vesting upon termination of the Grantee’s employment as set forth in Section 5(b) of the Employment Agreement.